PRESS RELEASE For immediate release

NVE Corporation Reports Second Quarter Results

EDEN PRAIRIE, Minn.—October 21, 2009—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and six months ended September 30, 2009.

Total revenue for the second quarter of fiscal 2010 increased 14% to $6.51 million from $5.73 million in the prior-year quarter. The revenue increase was due to a 6% increase in product sales and a 55% increase in contract research and development revenue. Net income for the second quarter of fiscal 2010 increased 17% to $2.69 million, or $0.55 per diluted share, compared to $2.30 million, or $0.48 per diluted share, for the prior-year quarter.

For the first six months of fiscal 2010, total revenue increased 26% to $13.3 million from $10.6 million for the first six months of the prior year. The increase was due to a 14% increase in product sales and a 124% increase in contract research and development revenue. Net income for the first half of fiscal 2010 was $5.63 million, or $1.16 per diluted share, compared to $4.20 million, or $0.88 per diluted share, for the first half of fiscal 2009.

“We are pleased to report solid revenue and earnings growth for the quarter,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. “We continue to strengthen our balance sheet as cash plus marketable securities increased $9.30 million in the first half of fiscal 2010.”

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued growth in revenue and profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC.

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                           NVE CORPORATION
                         STATEMENTS OF INCOME
 QUARTERS AND SIX MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (Unaudited)

                                              Quarter Ended Sept. 30
                                               2009            2008
                                           -----------     -----------
 Revenue
    Product sales                          $ 5,177,445     $ 4,871,381
    Contract research and development        1,331,056         856,409
                                           -----------     -----------
 Total revenue                               6,508,501       5,727,790
 Cost of sales                               1,985,100       1,747,618
                                           -----------     -----------
 Gross profit                                4,523,401       3,980,172
 Expenses
    Selling, general, and administrative       622,354         585,373
    Research and development                   291,540         280,863
                                           -----------     -----------
 Total expenses                                913,894         866,236
                                           -----------     -----------
 Income from operations                      3,609,507       3,113,936
 Interest income                               393,198         277,074
                                           -----------     -----------
 Income before taxes                         4,002,705       3,391,010
 Provision for income taxes                  1,308,522       1,090,629
                                           -----------     -----------
 Net income                                $ 2,694,183     $ 2,300,381
                                           ===========     ===========
 Net income per share - basic              $      0.57     $      0.49
                                           ===========     ===========
 Net income per share - diluted            $      0.55     $      0.48
                                           ===========     ===========
 Weighted average shares outstanding
    Basic                                    4,692,607       4,661,396
    Diluted                                  4,871,387       4,788,614

                                            Six Months Ended Sept. 30
                                              2009            2008
                                           -----------     -----------
 Revenue
    Product sales                          $10,711,482     $ 9,418,703
    Contract research and development        2,631,551       1,172,873
                                           -----------     -----------
 Total revenue                              13,343,033      10,591,576
 Cost of sales                               3,876,523       3,155,050
                                           -----------     -----------
 Gross profit                                9,466,510       7,436,526
 Expenses
    Selling, general, and administrative     1,258,077       1,114,857
    Research and development                   558,861         666,895
                                           -----------     -----------
 Total expenses                              1,816,938       1,781,752
                                           -----------     -----------
 Income from operations                      7,649,572       5,654,774
 Interest income                               763,223         531,509
 Other income                                       --           3,400
                                           -----------     -----------
 Income before taxes                         8,412,795       6,189,683
 Provision for income taxes                  2,779,680       1,986,686
                                           -----------     -----------
 Net income                                $ 5,633,115     $ 4,202,997
                                           ===========     ===========
 Net income per share - basic                   $ 1.20          $ 0.90
                                           ===========     ===========
 Net income per share - diluted                 $ 1.16          $ 0.88
                                           ===========     ===========
 Weighted average shares outstanding
    Basic                                    4,684,453       4,652,448
    Diluted                                  4,863,199       4,779,606

                           NVE CORPORATION
                           BALANCE SHEETS
                   SEPTEMBER 30 AND MARCH 31, 2009

                                            (Unaudited)
                                             Sept. 30,      March 31,
                                               2009           2009
                                           -----------     -----------
 ASSETS
 Current assets
   Cash and cash equivalents               $ 2,590,186     $ 1,875,063
   Marketable securities, short term         1,653,026              --
   Accounts receivable, net of allowance
    for uncollectible accounts of $15,000    2,953,027       3,366,698
   Inventories                               1,864,989       2,247,621
   Deferred tax assets                              --         667,729
   Prepaid expenses and other assets           838,130         669,307
                                           -----------     -----------
 Total current assets                        9,899,358       8,826,418
 Fixed assets
      Machinery and equipment                5,495,846       5,328,237
      Leasehold improvements                   450,546         450,546
                                           -----------     -----------
                                             5,946,392       5,778,783
      Less accumulated depreciation          4,667,319       4,485,509
                                           -----------     -----------
 Net fixed assets                            1,279,073       1,293,274
 Marketable securities, long term           39,383,468      32,446,748
                                           -----------     -----------
 Total assets                              $50,561,899     $42,566,440
                                           ===========     ===========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Accounts payable                        $   423,552     $   257,239
   Accrued payroll and other                   597,655         637,463
   Deferred taxes                               23,971              --
   Deferred revenue                             62,500         104,167
                                           -----------     -----------
 Total current liabilities                   1,107,678         998,869

 Shareholders' equity
   Common stock                                 47,006          46,693
   Additional paid-in capital               20,169,924      19,166,524
   Accumulated other comprehensive income
    (loss)                                     996,882        (252,940)
   Retained earnings                        28,240,409      22,607,294
                                           -----------     -----------
 Total shareholders' equity                 49,454,221      41,567,571
                                           -----------     -----------
 Total liabilities and shareholders'
  equity                                   $50,561,899     $42,566,440
                                           ===========     ===========